Project Cheetah
Special Committee Materials for Discussion

February 13, 2024

CRAIG-HALLUM
CAPITAL GROUP LLC

Agenda & Participants

- **When: Tuesday, February 13 – 9:00pm PT**
- **Where:** Online Zoom Meeting

- **Attendees**
  - **Special Committee**
  - **Cooley**
  - **Craig-Hallum**

Agenda Items

- **Status Update**
- **Valuation Discussion**

Project Cheetah Process Update Summary

- **Following the Jan 23rd Special Committee meeting, Craig-Hallum reached out to the 7 additional parties authorized**

Outreach Process

- **5 Parties** - [***], [***], [***], [***], and [***] - have passed
- **3 Parties** – [***], [***] and [***] requested a call with the Craig-Hallum team to discuss, which were held on Jan 29, Jan 30 and Feb 6 respectively
- **2 Parties** - [***] and [***] requested NDAs. [***] has provided a redline to the NDA to which to which we have responded. Neither NDA has yet been signed

Contacted	Call with C-H Team	NDA Sent	NDA Signed	Passed
[***]	[***]	[***]		[***]
[***]	[***]	[***]		[***]
[***]	[***]			[***]
[***]				[***]
[***]				[***]
[***]				
[***]				

Discussion of Lion Offer – Implied Enterprise Value

- **Overview of $3.17 per share offer price**
- **Analysis is based on most recent share, RSU, PSU, option and Non-Qual data received from the Company as well as preliminary 12/31/23 balance sheet data provided by the Company**

$ in thousands

Purchase Price Consideration		
Implied Value of All Common Stock Outstanding	$50,235	*- Based on 15,846,935 shares outstanding*
RSU Value	$1,681	*- Based on 530,164 RSUs outstanding*
PSU Value	$0	*- All PSUs vest at $150.00 per share*
Options value	$762	*- Based on 349,439 options with $1.00 strike price and 1,849 options with $1.10 strike price[1]*
Non-Qualified Stock	$15	*- Based on 7,347 non-qualified stock with $1.10 strike price[2]*
Implied Total Equity Purchase Price	**$52,693**	
Less: Cash 12/31/2023	$57,658	
Plus: Debt and Debt-Like Items 12/31/2023	$104,087	*- Consists of $104.1 million of Lion Preferred Stock liquidation value a/o 12/31/2023*
Implied Enterprise Value	***$99,122***	

(1) Excludes 450,118 options with strike prices above $3.17
(2) Excludes 315,060 non-qualified stock with strike prices above $3.17

Summary Valuation Observations

Implied Cheetah Valuation Ranges

Comparable Public Companies	Target Metric Million (USD)	EV/ Multiples Low	EV/ Multiples 25th Percentile	EV/ Multiples Median	EV/ Multiples 75th Percentile	EV/ Multiples High	Implied Enterprise Value ($ millions) Low	Implied Enterprise Value ($ millions) 25th Percentile	Implied Enterprise Value ($ millions) Median	Implied Enterprise Value ($ millions) 75th Percentile	Implied Enterprise Value ($ millions) High	Implied Share Price Low	Implied Share Price 25th Percentile	Implied Share Price Median	Implied Share Price 75th Percentile	Implied Share Price High
2024E Revenue	$27.9	0.3 x	0.9 x	3.8 x	6.2 x	9.0 x	$9.8	$25.7	$106.5	$173.6	$250.1	NM	NM	$3.61	$7.65	$12.25
2025E Revenue	$38.1	0.2 x	0.4 x	1.0 x	1.8 x	3.4 x	$9.2	$16.4	$39.6	$67.0	$128.3	NM	NM	NM	$1.23	$4.92
2024E Gross Profit	$11.0	1.0 x	1.8 x	18.8 x	21.7 x	35.7 x	$11.5	$19.9	$207.7	$239.1	$393.4	NM	NM	$9.70	$11.59	$20.87
2025E Gross Profit	$15.1	0.7 x	1.2 x	2.6 x	4.3 x	9.1 x	$10.4	$18.1	$39.8	$64.4	$136.8	NM	NM	NM	$1.08	$5.44
Premiums Paid																
Premiums Paid 1-Day	$2.60	-4.3%	25.2%	41.9%	55.2%	91.5%	$87.7	$100.4	$107.6	$113.4	$129.0	$2.48	$3.25	$3.68	$4.03	$4.97
Premiums Paid 1-Week	$2.51	-3.4%	24.3%	40.2%	54.8%	93.5%	$86.8	$98.3	$104.9	$111.0	$127.2	$2.43	$3.12	$3.52	$3.89	$4.86
Premiums Paid 1-Month	$3.04	-39.8%	15.4%	41.9%	52.6%	92.3%	$76.9	$104.8	$118.1	$123.5	$143.6	$1.83	$3.51	$4.31	$4.64	$5.85
Discounted Cash Flow																
Terminal Revenue							$24.4	$57.8	$97.9	$145.9	$203.5	NM	$0.68	$3.09	$5.99	$9.45

Source: *S&P Capital IQ, Bloomberg, and SEC filings as of 2/12/2024*
Premiums Paid metrics are as of 2/12/2014, not as of the offer date
Target metrics based on company financials provided by and approved for use by Company management

Summary Valuation Observations – Enterprise Value

- **The green bars represent the 25th to 75th percentile for each of the respective valuation methodologies**



PUBLIC COMPANY COMPARABLES
PREMIUMS PAID
DCF
Revenue
Gross Profit
2024E
2025E
2024E
2025E
1-Day
1-Week
1-Month
Rev.
$400
$300
$200
$100
$0
$250.1
$9.8
$128.3
$9.2
$393.4
$11.5
$136.8
$10.4
$129.0
$87.7
$127.2
$86.8
$143.6
$76.9
$203.5
$24.4
Proposed Transaction Implied Enterprise Value ($99.1 million)

Source: *S&P Capital IQ, Bloomberg, and SEC filings as of 2/12/2024*

Summary Valuation Observations – Share Price

- **The green bars represent the 25th to 75th percentile for each of the respective valuation methodologies**



PUBLIC COMPANY COMPARABLES
PREMIUMS PAID
DCF
Revenue
Gross Profit
2024E
2025E
2024E
2025E
1-Day
1-Week
1-Month
Rev.
$12.25
NM
$4.92
NM
$20.87
NM
$5.44
NM
$4.97
$2.48
$4.86
$2.43
$5.85
$1.83
$9.45
NM
$3.17 Offer Price

NM deemed "Not Meaningful" due to stock prices representing negative figures

Selected Comparable Public Companies Analysis

COMPARABLE COMPANY ANALYSIS

$ in millions, except per share data		Stock	% of 52W	Market	Enterprise	LTM Multiples			2024E Multiples			2025E Multiples		
Company	Ticker	Price	High	Cap	Value	Revenue	Gross Profit	Adj. EBITDA	Revenue	Gross Profit	Adj. EBITDA	Revenue	Gross Profit	Adj. EBITDA
Luminar Technologies, Inc.	LAZR	$2.91	27.6%	$1,285.9	$1,586.4	27.0x	NM	NM	9.0x	NM	NM	3.4x	9.1x	NM
Hesai Group	HSAI	$4.03	17.1%	$541.1	$145.5	0.6x	1.9x	NM	0.4x	1.0x	9.7x	0.2x	0.7x	2.1x
MicroVision, Inc.	MVIS	$2.61	31.8%	$519.7	$437.5	NM	NM	NM	5.8x	18.8x	NA	1.5x	3.6x	NA
Innoviz Technologies Ltd.	INVZ	$1.67	34.5%	$299.6	$133.4	17.7x	NM	NM	1.8x	21.7x	NM	0.5x	1.6x	NM
Aeva Technologies, Inc.	AEVA	$1.07	53.5%	$308.8	$75.1	26.0x	NM	NM	6.4x	35.7x	NA	1.8x	4.5x	NA
Ouster, Inc.	OUST	$5.40	32.3%	$254.1	$72.4	1.0x	12.0x	NM	0.6x	1.8x	NM	0.4x	1.0x	NM
AEye, Inc.	LIDR	$1.30	5.3%	$9.1	($38.9)	NM	NM	NM	NM	NA	NA	NM	NM	NA
High				$1,285.9	$1,586.4	27.0x	12.0x	0.0x	9.0x	35.7x	9.7x	3.4x	9.1x	2.1x
75th Percentile				$530.4	$291.5	26.0x	9.5x	NA	6.2x	21.7x	9.7x	1.8x	4.3x	2.1x
Median				$308.8	$133.4	17.7x	7.0x	NA	3.8x	18.8x	9.7x	1.0x	2.6x	2.1x
25th Percentile				$276.9	$73.8	1.0x	4.4x	NA	0.9x	1.8x	9.7x	0.4x	1.2x	2.1x
Low				$9.1	-$38.9	0.6x	1.9x	0.0x	0.4x	1.0x	9.7x	0.2x	0.7x	2.1x
Cheetah (based on offer price)				$52.7	$99.1	7.8x	26.2x	NM	3.6x	9.0x	NM	2.6x	6.6x	NM

FINANCIAL ESTIMATES SUMMARY

$ in millions, except per share data		LTM	2024E	2025E	LTM	2024E	2025E	LTM	2024E	2025E	2024E - 2025E
Company	Ticker	Revenue	Revenue	Revenue	Gross Profit	Gross Profit	Gross Profit	Gross Margin	Gross Margin	Gross Margin	Rev. Growth
Luminar Technologies, Inc.	LAZR	$58.8	$177.0	$470.7	($67.7)	$29.9	$175.1	-115%	17%	37%	166.0%
Hesai Group	HSAI	$236.4	$415.7	$601.0	$75.8	$138.9	$210.5	32%	33%	35%	44.6%
MicroVision, Inc.	MVIS	$2.2	$75.0	$284.0	$0.3	$23.2	$120.4	12%	31%	42%	278.7%
Innoviz Technologies Ltd.	INVZ	$7.5	$74.1	$245.8	($11.9)	$6.2	$81.4	-158%	8%	33%	231.8%
Aeva Technologies, Inc.	AEVA	$2.9	$11.8	$41.0	($8.1)	$2.1	$16.8	-282%	18%	41%	246.7%
Ouster, Inc.	OUST	$69.8	$115.2	$183.1	$6.0	$40.0	$69.0	9%	35%	38%	58.9%
AEye, Inc.	LIDR	$2.5	$12.0	$76.0	($9.2)	NA	$14.4	-371%	NA	19%	533.3%
High		$236.4	$415.7	$601.0	$75.8	$138.9	$210.5	32%	35%	42%	533%
75th Percentile		$64.3	$146.1	$377.3	$3.1	$37.5	$147.8	10%	33%	39%	263%
Median		$7.5	$75.0	$245.8	($8.1)	$26.6	$81.4	-115%	24%	37%	232%
25th Percentile		$2.7	$43.1	$129.5	($10.5)	$10.4	$42.9	-220%	17%	34%	112%
Low		$2.2	$11.8	$41.0	($67.7)	$2.1	$14.4	-371%	8%	19%	45%
Cheetah		$12.7	$27.9	$38.1	$3.8	$11.0	$15.1	30%	40%	40%	36%

__Source__: S&P Capital IQ as of 2/12/2024, enterprise values based on TSM diluted shares outstanding
"NM" (Not Meaningful) datapoints reflect negative multiples and any multiples >50x
"NA" (Not Applicable) datapoints reflect multiples in which consensus estimates are not available

M&A Premiums Paid Analysis - Methodology

- **Screening criteria:**
  - Deals completed or those announced since January 1, 2021 in the United States and Canada
  - Deals that were 100% cash transactions acquiring greater than 50% of the Target Company
  - Transaction equity value ranging from $20 million to $250 million
  - Includes only Technology Company transactions
  - 18 total transactions in analysis

Premiums Paid – At Time of Offer (12/19/2023)[1]

Premiums Paid Analysis (1)	1-Day	1-Week	1-Month
High	91.5%	93.5%	92.3%
75th Percentile	55.2%	54.8%	52.6%
Median	41.9%	40.2%	41.9%
25th Percentile	25.2%	24.3%	15.4%
Low	(4.3%)	(3.4%)	(39.8%)
Cheetah Closing Share Price	$3.02	$3.80	$3.00
Date	*12/19/2023*	*12/12/2023*	*11/19/2023*
Corresponding Premium (2)	*5.0%*	*-16.6%*	*5.7%*

Implied Price Per Share *Share price shown in USDs*	1-Day	1-Week	1-Month
High	$5.78	$7.35	$5.77
75th Percentile	$4.69	$5.88	$4.58
Median	$4.29	$5.33	$4.26
25th Percentile	$3.78	$4.72	$3.46
Low	$2.89	$3.67	$1.81

Premiums Paid – Current (2/12/2024)[3]

Premiums Paid Analysis (1)	1-Day	1-Week	1-Month
High	91.5%	93.5%	92.3%
75th Percentile	55.2%	54.8%	52.6%
Median	41.9%	40.2%	41.9%
25th Percentile	25.2%	24.3%	15.4%
Low	(4.3%)	(3.4%)	(39.8%)
Cheetah Closing Share Price	$2.60	$2.51	$3.04
Date	*2/12/2024*	*2/5/2024*	*1/12/2024*
Corresponding Premium (2)	*22.2%*	*26.3%*	*4.3%*

Implied Price Per Share *Share price shown in USDs*	1-Day	1-Week	1-Month
High	$4.97	$4.86	$5.85
75th Percentile	$4.03	$3.89	$4.64
Median	$3.68	$3.52	$4.31
25th Percentile	$3.25	$3.12	$3.51
Low	$2.48	$2.43	$1.83

__Source__: S&P Capital IQ as of 2/12/2024

(1) Represents 1 Day, 1 Week, and 1 Month Spot Premium for respective reference prices at time of offer

(2) Represents premium to Cheetah closing price in respective time periods for the current $3.17 offer price

(3) Represents 1 Day, 1 Week, and 1 Month Spot Premium prior to Current Stock Price as of 2/12/2024

Discounted Cash Flow Analysis – Summary & Sensitivity

$ in millions

	2024P	2025P	2026P	2027P	2028P
Operating Profit	**($15.4)**	**($10.6)**	**($30.2)**	**($21.5)**	**$6.5**
Less: Taxes @ 21.0%(1)	$0.0	$0.0	$0.0	$0.0	$0.8
NOPAT(2)	**($15.4)**	**($10.6)**	**($30.2)**	**($21.5)**	**$7.3**
Plus: D&A	$0.3	$0.4	$0.5	$0.7	$1.1
Less: CapEx	$0.0	($0.8)	($0.7)	($1.4)	($2.8)
Less: Δ Net Working Capital(3)	($0.7)	($3.0)	$0.4	($9.0)	($12.0)
Unlevered Free Cash Flow	**($15.8)**	**($13.9)**	**($30.0)**	**($31.3)**	**($6.3)**
Discount @ 20.7%					**($58.1)**
PV of TV Revenue @ 2.5x					**$156.0**
Implied Enterprise Value					**$97.9**

Implied Enterprise Value

WACC	Terminal Revenue Multiple 1.50x	2.00x	2.50x	3.00x	3.50x
15.7%	$50.1	$88.5	$126.8	$165.2	$203.5
18.2%	$42.3	$76.8	$111.4	$145.9	$180.5
20.7%	$35.5	$66.7	$97.9	$129.1	$160.2
23.2%	$29.6	$57.8	$86.0	$114.2	$142.4
25.7%	$24.4	$50.0	$75.6	$101.2	$126.7

Implied Stock Price

WACC	Terminal Revenue Multiple 1.50x	2.00x	2.50x	3.00x	3.50x
15.7%	$0.22	$2.53	$4.84	$7.14	$9.45
18.2%	-$0.25	$1.83	$3.91	$5.99	$8.06
20.7%	-$0.66	$1.22	$3.09	$4.97	$6.85
23.2%	-$1.01	$0.68	$2.38	$4.08	$5.78
25.7%	-$1.32	$0.21	$1.75	$3.29	$4.83

Company financials provided by and approved for use by Company management
Analysis does not reflect potential beneficial impact of accumulated net operating losses ("NOLs")

(1) *Assumes 21.0% corporate tax rate*
(2) *"NOPAT" defined as net operating profit after taxes*
(3) *(As provided by and approved for use by Company management; Net Working Capital defined as the sum of Accounts Receivable, Inventory and Prepaid Expenses, less Accounts Payable and Accrued Expenses*

Weighted Average Cost of Capital Calculation

WACC CALCULATION

($ in millions)

	Comparable Public Companies						
	Hesai Group	Luminar Technologies, Inc.	MicroVision, Inc.	Innoviz Technologies Ltd.	Aeva Technologies, Inc.	Ouster, Inc.	AEye, Inc.
	HSAI	LAZR	MVIS	INVZ	AEVA	OUST	LIDR
Observed (Levered Beta) (a)	2.13	1.76	1.78	1.24	2.06	3.11	2.09
Adjusted Beta (b)	1.75	1.51	1.52	1.16	1.71	2.41	1.72
Total Debt	**$48**	**$625**	**$0**	**$0**	**$0**	**$45**	**$0**
Market Value of Equity	**$541**	**$1,286**	**$520**	**$300**	**$309**	**$254**	**$9**
Total Capitalization	**$589**	**$1,911**	**$520**	**$300**	**$309**	**$299**	**$9**
Total Debt to Equity Ratio	8.9%	48.6%	0.0%	--	--	17.9%	--
Total Debt / Total Capitalization	8.2%	32.7%	0.0%	--	--	15.2%	--
Equity / Total Capitalization	91.8%	67.3%	100.0%	100.0%	100.0%	84.8%	100.0%
Assumed Tax Rate	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%
Unlevered Beta (c)	**1.64**	**1.09**	**1.52**	**1.16**	**1.71**	**2.11**	**1.72**

Cost of Equity - Capital Asset Pricing Model	
Risk Free Rate (20-Year Treasury) (d)	4.1%
Market Risk Premium (e)	5.5%
Size Premium (f)	7.6%
Median Debt / Equity Ratio	0.0%
Median Unlevered Beta	1.64
Levered Beta	1.64
Estimated Cost of Equity (g)	**20.7%**
Cost of Debt	
Cost of Debt (h)	5.7%
After-Tax Cost of Debt	**4.5%**
Equity / Total Capitalization Ratio	100.0%
Total Debt / Total Capitalization Ratio	0.0%
Weighted Average Cost of Capital (i)	**20.7%**

ASSUMPTIONS

a) Observed beta (two year weekly per Bloomberg)

b) Adjusted beta equals [(levered beta) * (2/3)] + [1/3]

c) Unlevered beta equals adjusted levered beta divided by the quantity [1 + (the debt/equity ratio) * (1 – the tax rate)]

d) 10-year U.S. Treasury Note per Wall Street Journal

e) Kroll Capital "Cost of Capital Module" as of 12/31/2023

f) Kroll Capital "Cost of Capital Module" (defined as companies with market capitalization between $1.6 million and $97.4 million), 10B CRSP 10th Decile Brekadown

g) Capital Asset Pricing Model; [the risk-free rate of return] + [(the equity risk premium) * (levered beta)] + [the size premium]

h) Based on estimated cost of debt (defined as Moody's Seasoned Baa Corporate Bond Yield) as of December 2023

i) WACC equals [(the cost of equity) * (the equity/capital ratio)] + [(the cost of debt) * (the debt/total capital ratio) * (1 – the tax rate)]

Source: *Bloomberg and S&P Global Capital IQ of 2/12/2024*

Appendix

Selected M&A Transactions Data

COMPARABLE M&A TRANSACTIONS ANALYSIS										
Announced	Status	Target	Buyer	Implied Enterprise Value	Implied EV/LTM Revenue	Implied EV/NTM Revenue	Implied EV/Y+2 Revenue	Implied EV/LTM Gross Profit	Implied EV/NTM Gross Profit	Implied EV/Y+2 Gross Profit
9/14/2022	Closed	Velodyne Lidar, Inc.(1)	Ouster, Inc.	$2,151,289	0.0x	0.0x	0.0x	NM	0.2x	0.1x
9/14/2022	Closed	Ouster, Inc.(2)	Velodyne Lidar, Inc.	$94,978,958	2.3x	1.5x	0.9x	7.5x	5.2x	3.5x
12/1/2022	Closed	Certain assets of Ibeo Automotive Systems Gmbh(3)	MicroVision GmbH	$15,740,000	NA	NA	NA	NA	NA	NA
10/5/2021	Closed	Sense Photonics, Inc.(4)	Ouster, Inc.	$111,111,000	NA	NA	NA	NA	NA	NA
5/26/2019	Closed	First Sensor AG(5)	TE Connectivity Ltd.	$339,489,698	1.8x	1.8x	1.7x	3.4x	NA	NA
			High:	$339,489,698	2.3x	1.8x	1.7x	7.5x	5.2x	3.5x
			75th Percentile:	$111,111,000	2.1x	1.6x	1.3x	6.5x	3.9x	2.7x
			Median:	$94,978,958	1.8x	1.5x	0.9x	5.5x	2.7x	1.8x
			25th Percentile:	$15,740,000	0.9x	0.7x	0.5x	4.5x	1.4x	0.9x
			Low:	$2,151,289	0.0x	0.0x	0.0x	3.4x	0.2x	0.1x
			Cheetah (based on offer price):	$99,121,598	7.8x	3.6x	2.6x	26.2x	9.0x	6.6x

(1) Valuation based on 194,919,551 shares of OUST stock issued at $1.14 per share, less $220.0 million of cash; NTM revenue and gross profit reflect management estimates for calendar year 2023E of $61.1 million and $11.1 million, respectively; Y+2 revenue and gross profit reflect management estimates for calendar year 2024E of $95.3 million and $30.2 million, respectively; analysis does not take into consideration dilutive securities rolled in transaction

(2) Valuation based on 184,495,557 shares outstanding at time of merger announcement at $1.14 per share, less $115.3 million of net cash; NTM revenue and gross profit reflect management estimates for calendar year 2023E of $65.3 million and $18.4 million, respectively; Y+2 revenue and gross profit reflect management estimates for calendar year 2024E of $104.5 million and $27.0 million, respectively; analyses does not take into consideration dilutive securities outstanding at time of merger announcement

(3) Purchase price of €15.0 million, converted at a EUR-USD spot rate of 1.05

(4) Based on 11.1 million shares issued to Sense Photonics of OUST stock at $10.01 per share, inclusive of 0.5 million vested options and 1.6 million share earn out; exclusive of 4.8 million RSUs issued to Sense Photonics employees

(5) Implied enterprise value based on TE Connectivity investment equal to 71.87% pro forma ownership, acquiring 7,380,905 shares in First Sensor at a price of €28.25 per share, plus net debt of €16.7 million; converted at a EUR-USD spot rate of 1.11

- NTM revenue reflects consensus estimates at announcement for calendar year 2019E of $187.1 million; Y+2 revenue reflects consensus estimates at announcement for calendar year 2020E of $200.6 million; analyses does not take into consideration dilutive securities outstanding at time of merger announcement

Source: *S&P Capital IQ as of 2/12/2024, SEC Edgar Filings*

Summary of Impact of Varying Potential Offer Prices

Current Stock Price	*$2.60*

Current Offer Price	***$3.17***
Current 1-Day Premium	*22%*

Current Shares Outstanding	15,846,935
Dilutive Securities Outstanding	775,375
Total Shares Outstanding	***16,622,310***
Koito Ownership	*1,962,474*
Non-Koito Shares	***14,659,836***

	$3.17	**$3.20**	**$3.25**	**$3.30**	**$3.35**	**$3.40**	**$3.45**	**$3.50**	**$3.55**
Incremental Cash Required from Koito	*$0*	*$439,795*	*$1,172,787*	*$1,905,779*	*$2,638,770*	*$3,371,762*	*$4,104,754*	*$4,837,746*	*$5,570,738*
1-Day Premium	*22%*	*23%*	*25%*	*27%*	*29%*	*31%*	*33%*	*35%*	*37%*

	$3.60	**$3.65**	**$3.70**	**$3.75**	**$3.80**	**$3.85**	**$3.90**	**$3.95**	**$4.00**
Incremental Cash Required from Koito	*$6,303,729*	*$7,036,721*	*$7,769,713*	*$8,502,705*	*$9,235,697*	*$9,968,688*	*$10,701,680*	*$11,434,672*	*$12,167,664*
1-Day Premium	*38%*	*40%*	*42%*	*44%*	*46%*	*48%*	*50%*	*52%*	*54%*

Source: *Koito shares held based on S&P Capital IQ as of 2/12/2024*